Exhibit 27-(h)(11)(b): Amendment No. 1 dated as of February 1, 1999 to Participation Agreement by and among ReliaStar Life Insurance Company, Neuberger Berman Advisers Management Trust, Advisers Managers Trust and Neuberger Berman Management Inc.

AMENDMENT NO. 1 TO THE
FUND PARTICIPATION AGREEMENT

     This AMENDMENT NO. 1, dated as of February 1, 1999, among RELIASTAR LIFE INSURANCE COMPANY ("LIFE COMPANY"), and NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST ("TRUST"), ADVISERS MANAGERS TRUST ("MANAGERS TRUST"), and NEUBERGER BERMAN MANAGEMENT INC. ("NB MANAGEMENT"), is made to the Fund Participation Agreement, dated as of August 8, 1997, among LIFE COMPANY, TRUST, MANAGERS TRUST and NB MANAGEMENT (the "Agreement"). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties desire to amend Appendices A and B to the Agreement to add one or more Portfolios and Series.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.	Appendix A of the Agreement is hereby deleted and replaced with new Appendix A attached hereto.

2.	Appendix B of the Agreement is hereby deleted and replaced with new Appendix B attached hereto.

3.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4.	This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same First Amendment.

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST	NEUBERGER BERMAN MANAGEMENT INC.

By: /s/ Stanley Egener	By: /s/ Daniel J. Sullivan
Name: Stanley Egener	Name: Daniel J. Sullivan
Title: President	Title: Senior Vice President

AVISERS MANAGERS TRUST	RELIASTAR LIFE INSURANCE COMPANY

By: /s/ Stanley Egener	By: /s/ Richard R. Crowl
Name: Stanley Egener	Name: Richard R. Crowl
Title: President	Title: Senior Vice President and General Counsel

Appendix A

Neuberger&Berman Advisers Management Trust and its Series (Portfolios)	Corresponding Series of Advisers Managers Trust (Series)

Balanced Portfolio	AMT Balanced Investments

Growth Portfolio	AMT Growth Investments

Guardian Portfolio	AMT Guardian Investments

International Portfolio	AMT International Investments

Limited Maturity Bond Portfolio	AMT Limited Maturity Bond Investments

Liquid Asset Portfolio	AMT Liquid Asset Investments

Partners Portfolio	AMT Partners Investments

Socially Responsive Portfolio	AMT Socially Responsive Investments

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APPENDIX B

Separate Accounts	Selected Portfolios

Select Variable Account	Partners Portfolio
Limited Maturity Bond Portfolio
Socially Responsive Portfolio

Select Life Variable Account	Partners Portfolio
Limited Maturity Bond Portfolio
Socially Responsive Portfolio

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